UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K/A

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: November 13, 2007

IDEAEDGE, INC.

A Colorado Corporation

(Exact name of registrant as specified in its charter)

COLORADO	000-27145	33-0756798
(State or other jurisdiction of incorporation or organization)	Commission file number	(IRS Employer Identification No.)

6440 Lusk Blvd., Suite 200

San Diego California 92121

 (Address of principal executive offices)

(858) 677-0080

 (Registrant’s telephone number)

 (Former name, former address and former fiscal year,
if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note: This Amendment No. 1 to IdeaEdge, Inc.’s Current Report on Form 8-K dated November 13, 2007 is being filed solely to amend the information included herein as noted below.  Accordingly, this Amendment No. 1 should be read in conjunction with our Current Report on Form 8-K dated November 13, 2007 filed with the Securities and Exchange Commission on November 19, 2007.

Item 1.01    Entry into a Material Definitive Agreement

No change to previous disclosure.

Item 4.01    Changes in Registrant’s Certifying Accountant

The information in this Item 4.01 concerns the change in the independent registered public accounting firm of our operating subsidiary, Socialwise, Inc., formerly known as IdeaEdge, Inc., which took place in November 2007.  This change does not concern the current independent registered public accounting firm of the Company, which is BDO Seidman, LLP.  BDO Seidman, LLP was appointed the independent registered public accounting firm of the Company on October 8, 2008 and remains its independent registered public accounting firm.

Weaver & Martin, LLC was dismissed as the independent registered public accounting firm of the Company’s subsidiary IdeaEdge, Inc., on November 13, 2007.  Weaver & Martin, LLC was the registered public accounting firm of IdeaEdge, Inc. prior to its acquisition by the Company on October 16, 2007.  Weaver & Martin, LLC audited the financial statements of the Company’s subsidiary as of June 30, 2007 and for the period April 3, 2007 (inception) to June 30, 2007.  The Company’s Board of Directors (functioning in the capacity of the Company’s Audit Committee) approved the dismissal of Weaver & Martin, LLC.

The reports of Weaver & Martin, LLC on the Company’s subsidiary’s June 30, 2007 (and the period then ended) financial statements did not contain an adverse opinion or disclaimer of opinion, nor were they modified as to uncertainty, audit scope, or accounting principles, other than to state that there is substantial doubt as to the ability of the Company’s subsidiary to continue as a going concern.

During the period from the Company’s subsidiary’s engagement of Weaver & Martin, LLC up to the November 13, 2007 dismissal of Weaver & Martin, LLC, there have not been any disagreements between the Company and Weaver & Martin, LLC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to the satisfaction of Weaver & Martin, LLC would have caused Weaver & Martin, LLC to make reference thereto in its reports on the Company’s audited financial statements, nor have there been any “reportable events,” as that term is described in Item 304(a)(1)(iv) of Regulation S-K.

The Company provided Weaver & Martin, LLC with a copy of the disclosures made in this report before this report was filed with the Securities and Exchange Commission. The Company requested that Weaver & Martin, LLC furnish a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the disclosure made herein. The Company received such letter from Weaver & Martin, LLC wherein it confirmed its agreement with the disclosure made herein. A copy of that letter is attached as Exhibit 16 hereto.

The November 13, 2007 dismissal of Weaver & Martin, LLC occurred after the closing of the October 16, 2007 acquisition of IdeaEdge, Inc. by the Company.  On November 13, 2007, the Company retained the services of Cordovano and Honeck, LLP, who were its auditors prior to its October 16, 2007 acquisition of IdeaEdge, Inc.  (Cordovano and Honeck, LLP or a predecessor firm were auditors of the Company since their appointment as independent auditors on March 28, 2001).  The Company’s Board of Directors approved of the retention of Cordovano and Honeck, LLP.  During the two years prior to the retention of Cordovano and Honeck, LLP, there were no discussions between their firm and our Company regarding the application of accounting principles or the type of audit opinion that might be rendered (in the event of their future retention upon a merger of our Company) that Cordovano and Honeck, LLP concluded was an important factor that our Company considered in reaching a decision as to any accounting, auditing or financial reporting issue or any matter that was subject to a disagreement or reportable event.

Item 5.02    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

No change to previous disclosure.

Item 9.01    Financial Statements and Exhibits

(c) Exhibits.

Exhibit	Description

16	Letter from Weaver & Martin, LLC dated March 20, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

IDEAEDGE, INC.
/s/ Jonathan Shultz
Dated: March 20, 2009	By:
Jonathan Shultz Chief Financial Officer

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